                                             RATIOS OF EARNINGS TO FIXED CHARGES

                                                      Unaudited
                                                 Three Months Ended
                                                     February 28,                     Years Ended November 30
                                                 ------------------    ---------------------------------------------------
(Dollars in thousands)                              1998     1997       1997     1996       1995       1994       1993
                                                 ------------------    ---------------------------------------------------
Income (loss) before taxes, extraordinary
  items and accounting changes                      4,907    1,816     14.046   674,656   (934,871)   53,749   (1,139,770)
Fixed charges and preferred stock dividends:
  Interest                                          6,940    8,927     31,261     3,083      1,926     1,809        2,070
  Interest factor portion of rentals                  199      262      1,043       828        612       500          400
  Preferred stock dividends                           --      --         --        --         --        --           --
                                                   ---------------     --------------------------------------------------
    Total fixed charges                             7,139    9,189     32,304     3,911      2.538     2,309        2,470
                                                   ---------------     --------------------------------------------------
Earnings before income taxes and fixed charges     12,046   11,005     46,350   678,567   (932,333)   56,058   (1,137,300)
                                                   ===============     ==================================================
Ratio of earnings to fixed charges and
  preferred stock dividends                          1.69     1.20       1.43    173.50    (367.35)    24.28      (460.45)
                                                   ===============     ==================================================
Earnings inadequate to cover fixed charges                                                 934,871              1,139,770
                                                                                          =========            ===========